EXHIBIT 10qq(b).

Amendment to the Shareholder Loan

to the Benefit of TRAQUEUR SA

BETWEEN THE UNDERSIGNED:

•	SIGEFI VENTURES GESTION, a French business corporation (société anonyme) with a capital of €422,670, having its headquarters at 139, rue Vendôme, Lyons (69006), listed in the Lyons Trade and Companies Registry under the single identification number 420 732 661, acting in the name, on behalf and in its capacity as management company of the venture capital fund FCPR Siparex Ventures 1 and the innovation investment funds FCPI ING (F) Actions Innovation 1, ING (F) Actions Innovation 2 Uni-Innovation 1 and also acting in the name, on behalf and in its capacity as management agent for the unlisted assets of the innovation investment fund FCPI Indocam Innovation I, represented by Mr. Michel Faure, duly authorized for this purpose,

•	Siparex Croissance, a French stock partnership (société in commandite par actions) with a capital of €67,712,325, having its headquarters at 139 rue Vendôme, 69006 Lyons, listed in the Lyons Trade and Companies Registry under the single identification number 312 056 641, represented by its manager Sigefi, a French simplified limited company (société par actions simplifiée) with a capital of €1,322,704, having its headquarters at 139 rue Vendôme, 69006 Lyons, listed in the Lyons Trade and Companies Registry under the single identification number 331 595 587, itself represented by Mr. Michel Fauré, duly authorized for this purpose,

•	Siparex Développement, a French stock partnership (société in commandite par actions) with capital of €32,818,605, having its headquarters at 166 rue du Faubourg Saint Honoré, 75008 Paris, and whose sole identification number in the Paris Trade and Companies Registry is 378 213 375, represented by its manager Sigefi, a société par actions simplifiée (simplified limited company) with a capital of €1,322,704, whose registered office is located at 139 rue Vendôme, 69006 Lyons, listed in the Lyons Trade and Companies Registry under the single identification number 331 595 587, itself represented by Mr. Michel Fauré, duly authorized for this purpose;

•	Crédit Lyonnais Private Equity, a French limited company (société anonyme) with an Executive Board and a Supervisory Board, with a capital of €8,000,000, having its headquarters at 43-47 avenue de la Grande Armée, 75116 Paris, listed in the Paris Trade and Companies Registry under no. 428 711 196, represented by Mr. Stéphane Monmousseau, acting in the name, on behalf and in its capacity as management company of FCPI Crédit Lyonnais Innovation 1,

•	Viveris Management, a French simplified limited company (société par actions simplifiée) with capital of €168,700, whose registered office is located 6 allée Turcat Méry, 13008 Marseilles, listed at the Marseilles Trade and Companies Registry under no. 432 544 773, represented by either Elisabeth Bertelli or Marc Villecroze-Abdelouhab, duly authorized for this purpose, acting in the name, on behalf and in its capacity as management company of the innovation investment fund Innoveris Compartiment 1 and Innoveris 3,

•	LoJack Corporation, a company incorporated in the State of Massachusetts, registered under no. (FED ID) 04-2664794, represented by Mr. Paul Barrett,

•	Mr. Xavier Gérard, residing 21, boulevard Beauséjour, 75116 Paris, married under the legal system in France comprising interest in property acquired after marriage, acting as guarantor for Christine Gérard, Yann Houdre, Jacques de Panisse Passis and Chantal Lahalle,

hereafter, the “Investors”, acting severally,

party of the first part,

and

Traqueur, a French limited company (société anonyme) with a capital of €1,175,130, whose headquarters is at 17 Place de la Résistance, 92130 Issy Les Moulineaux, listed in the Nanterre Trade and Companies Registry under the single identification no. 412 027 492, represented by Marc Verdet, chairman of the Executive Board, hereafter, the “Company”,

party of the second part

and

•	Mr. Jean-Jacques Schmoll, residing 141, rue de Longchamp, 75116 Paris, married under the marriage settlement comprising all present and future property;

•	Mrs. Jacqueline Schmoll née Veaux, residing 141, rue de Longchamp, 75116 Paris, married under the marriage settlement comprising all present and future property;

•	Mr. Stéphane Schmoll, residing 16, rue Descartes, 92190 Meudon, married under the legal system in France comprising property acquired after marriage;

acting jointly,

•	Mr. Luc Chambon, residing 17, rue de l’Université, 75007 Paris, married under the legal system in France comprising property acquired after marriage;

party of the third part

RECITALS:

The Parties executed October 29, 2003 an agreement to provide a shareholder loan as an advance on the current account (hereafter, the “Advance”) to the benefit of the Company, in order to provide it with sufficient finances for its operations until the approval of its fund-raising campaign by extraordinary general meeting December 15, 2003 (the “EGM”).

The Parties then agreed to modify the Advance as follows by an Amendment no.1 (“Amendment no.°1”).

An examination of the schedule of the fund raising campaign, which will consist in reserved issues with waiver of preferential rights, reveals that the operation should be finalized at the latest December 22, 2003.

This new increase in Company equity and quasi-equity would have the following characteristics:

•	capital increase amounting to €2,559,974.40 (issue premium included) through the issue of 29,520 shares maximum, each with an equity warrant attached (hereafter, the “ABSA Shares”) at a maximum unit price of €86.72 (issue premium included), and the issue of 44.280 convertible bonds with warrants (hereafter, the “OCABSA Bonds”), at a price of €86,72 per OCABSA bond, for a total nominal amount of €3,839,961.60, it being specified that €1.631.723,52 will be subscribed by the Investors or by members of their group through issue of a maximum number of 7,526 ABSA shares and of 11,290 OCABSA bonds;

•	category of shares created: category D shares including the ABSA shares issued pursuant to the second resolution of the EGM and the ABSA 2 which could result from the conversion of the OCABSA bonds issued pursuant to the sixth resolution of the EGM;

•	date from which interest begins to run on new shares: subscription date;

•	payment of subscriptions: by cash or by settling of accounts receivable toward the Company;

•	means of issue: the issue of the ABSA shares and of the OCABSA bonds will be made with waiver of preferential subscription rights;

•	EGM of December 15, 2003.

These issues of ABSA shares and of OCABSA bonds will be together known as the “Adequate Capital Increase”.

It is moreover specified that Xavier Gérard informed the Company that he had proceeded with an assignment of accounts receivable in the current account to the benefit of the following:

•	Christine Gérard, in the amount of €109,960.96,

•	Yann Houdre, in the amount of €2,081.28,

•	Jacques de Panisse Passis, in the amount of €30,005.12,

•	Chantal Lahalle, in the amount of €7,915.20,

AND IT BEING FURTHER SPECIFIED THAT THESE INDIVIDUALS HAVE EACH ACQUIRED AN ACCOUNT RECEIVABLE EQUAL TO THE AMOUNT TO WHICH THEY INTEND TO SUBSCRIBE IN ABSA SHARES AND OCABSA BONDS, PAID UP BY SETTLING OF SUCH ACCOUNTS RECEIVABLE.

CONSEQUENTLY, IT HAS BEEN AGREED AS FOLLOWS:

Article 1

Article I – “Terms and Conditions of the Advance - 1.4. Interest”, is modified as follows:

“To comply with legal provisions, it is specified that the annual proportional interest rate applicable to the Advance, for a duration ending December 22, 2003 at the latest, would be at the day of the present 1.2% (one point two percent) per year.”

Article 2

Article I – “Terms and Conditions of the Advance - 1.5. Reimbursement”, is modified as follows:

“This Advance, including interest calculated prorata temporis, will be entirely reimbursed to the Investors, at the latest December 22, 2003 by settling the amount subscribed by each in ABSA shares and in OCABSA bonds.”

“However, in the event the Adequate Capital Increase is not carried out to the benefit of the Investors according to the conditions set out in the Recitals by December 22, 2003 at the latest, or in the event the conditions precedent set out below in Article II are not satisfied, the Advance will be ipso jure reimbursable by the Company, in cash, capital and interests, December 23, 2003.”

Article 3

The following paragraph will be inserted into Article I – “Terms and Conditions of the Advance - 1.5. Reimbursement”:

“Siparex Venture 1 will be reimbursed by the Company the amount advanced under the Advance, by settling the subscription price by Siparex Venture 1 of the [ABSA shares] and the [OCABSA bonds] under the following conditions:

Amount advanced by Siparex Venture 1 under the Advance:	€400,000.00
Amount of ABSA shares subscribed by Siparex Venture 1 :	€102,503.04
Amount of OCABSA bonds subscribed by Siparex Venture 1 :	€153,754.56
Balance	€143,742.40

i.e., the reimbursement by the Company of a total amount of €143,742.40 to the benefit of Siparex Venture 1, to be made at the latest on December 23, 2003”.

Article 4

Article II – “Capitalization of the Advance – i. Adequate Capital Increase carried out before December 5, 2003” is modified as follows:

“i.	Adequate Capital Increase carried out by December 22, 2003

In the event an Adequate Capital Increase is carried out at the latest by December 22, 2003, each of the Investors agrees to capitalize entirely the Advance it has granted and the accrued interests, upon approval by the shareholders at the EGM of the resolutions allowing the issue of the ABSA shares and the OCABSA bonds, in order to carry out the Adequate Capital Increase though direct funding of the Advance.

It is thus expressly agreed that the Investors undertake to subscribe (provided that the conditions the conditions precedent set out below are satisfied), under these conditions, to a maximum number of 7,526 ABS shares, at a unit price of €86.72 and 11,290 OCABSA bonds at a unit price of €86.72 euros, i.e., a total amount of €1,631,723.52, and to proceed with the entire payment of the new shares upon their subscription. The payment of the Investors’ subscription will be made by (x) settlement of the Advance (the amount of such account receivable to be certified by the Company’s statutory auditor(s) at the time of the subscription to the ABSA shares and OCABSA bonds) and by par (y) cash payment.

This subscription commitment applies to the number of ABSA shares and of OCABSA bonds and for the amounts set out across from each name on the list in Appendix 1, the Investors acting severally (i.e., individually).

However, in the event of an Adequate Capital Increase by December 22, 2003, the subscription commitment is subject to the prior satisfaction of the following conditions precedent, by December 22, 2003 at the latest:

a)	holding of the EGM December 15, 2003 at the latest, and approval of the resolutions necessary for the Adequate Capital Increase;

b)	absence of any element or occurrence which could have a serious negative effect on the Company’s operations, economic and financial situation, assets or projects between the execution date of the present and the date of the EGM;

c)	agreement on the terms of the present by the investment committees of each Investor by production of a certificate by December 15, 2003 at the latest;

d)	unconditional written agreement by the new investor(s) enabling the Investors to benefit pari passu, in consideration of their subscription to the Adequate Capital Increase, from the same rights of (i) anti-dilution (“ratchet”) and (ii) on the liquidation bonuses (“preferential liquidation”) as those reserved to new investor(s) at the Adequate Capital Increase;

e)	redrafting of a shareholders agreement to include Amendment no. 1 and to replace the agreement of November 26, 2001 and its Amendment no. 1, its purpose being to take into consideration the carrying out of the Adequate Capital Increase and the arrival of one or more new investor(s), on terms deemed satisfactory by the Investors.”

Article 5

Article II – “Capitalization of the Advance – ii. In the absence of an Adequate Capital Increase before December 5, 2003”, is modified as follows:

“ii.	In the absence of an Adequate Capital Increase by December 22, 2003

In any event if the Adequate Capital Increase is not finalized by December 22, 2003, or if the conditions precedent set out in i) below are not all satisfied by December 22, 2003 at the latest, each Investor will be entitled to request, as of December 23, 2003, the entire reimbursement of the Advance and the accrued interests which it had granted.”

“Therefore, if the Adequate Capital Increase is not finalized by December 22, 2003, or if the conditions precedent set out in i) below are not all satisfied by December 15, 2003, each of the signatories agrees to the following commitments:”

Article 6

Appendix 1 of the Advance is modified as follows:

Appendix 1

Investors	ABSA Shares	OCABSA Bonds	Total Transferable securities	Amount of ABSA shares	Amount of OCABSA bonds	Total Amount
Xavier GERARD	231	346	577	20,032.32	30,005.12	50,037.44
LoJack Corporation	1,383	2,075	3,458	119,933.76	179,944.00	299,877.76
Siparex Ventures 1	1,182	1,773	2,955	102,503.04	153,754.56	256,257.60
FCPI Uni Innovation 1	116	174	290	10,059.52	15,089.28	25,148.80
FCPI ING (F) Actions Innovation 2	324	486	810	28,097.28	42,145.92	70,243.20
FCPI CA-AM Innovation	464	696	1,160	40,238.08	60,357.12	100,595.20
Siparex Croissance	46	69	115	3,989.12	5,983.68	9,972,80
Siparex Développement	22	33	55	1,907.84	2,861.76	4,769.60
INNOVERIS 3	1,452	2,179	3,631	125,917.44	188,962.88	314,880.32
FCPR CL CAPITAL DEVELOPPEMENT 1	2,306	3,459	5,765	199,976.32	299,964.48	499,940.80
Total	7,526	11,290	18,816	652,64.72	979,068.80	1,631,723.52

Article 7: Scope of the Amendment

The Parties agree that all other provisions of the Advance of October 29, 2003 remain unchanged.

Signed in 12 original copies

December 15, 2003

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